Exhibit 99.1


                             MASTER LEASE AGREEMENT
                   dated as of ________________ ("Agreement")

THIS AGREEMENT, is between General Electric Capital Corporation its successors and assigns, if any ("Lessor") and Smith & Wollensky of Boston, LLC, a Delaware Limited Liability Company with a mailing address and chief place of business at 1114 1st Street, New York, NY 10021, Houston S&W, L.P, a Texas Limited Partnerships with a mailing address and chief place of business at 1114 1st Street, New York, NY 10021, and Dallas S & W, L.P., a Texas Limited Partnership with a mailing address and chief place of business at 1114 1st Street, New York, NY 10021 (each of Smith & Wollensky of Boston, LLC., Houston S&W, L.P. and Dallas S&W, L.P., is referred to herein as "Lessee"). Lessor has an office at 4 North Park Drive, Suite 500, Hunt Valley, MD 21030. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to the Lessee specified on a schedule executed pursuant hereto and incorporating the terms and conditions hereof (each a "Schedule"). The schedules executed pursuant hereto shall be deemed to be separate instruments of lease, shall incorporate the terms and conditions hereof and shall be between Lessor and the Lessee specified thereon. Each reference to the term "Lessee" herein shall be deemed to refer to each Lessee; each covenant and undertaking on the part of Lessee shall be deemed individually applicable with respect to each Lessee.

1. LEASING

(a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in any Schedule signed by both parties.

(b) Lessor shall purchase Equipment from the manufacturer or supplier ("Supplier") and lease it to Lessee when Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of
Section 9, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.

2. TERM, RENT AND PAYMENT

(a) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("Lease Commencement Date"). The term of this
Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.

(b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

(c) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

3. RENT ADJUSTMENT

(a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional


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sum. The  additional sum shall be equal to the product of (i) the Effective Rate
(expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(b) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

4. TAXES.

    (a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "Taxes"). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor or gross income in lieu of a tax on Lessor's net income or business franchise, capital, minimum taxes or items of tax preference (to the extent such taxes are not sales, use, personal property or similar taxes) except as provided in Sections 3 and 14(c). Lessee shall promptly reimburse Lessor (on an after tax basis and taking into account any tax benefit available to Lessor with respect to such reimbursed taxes) for any Taxes charged to or assessed against Lessor. Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request.

    (b) Lessee's obligations, and Lessor's rights and privileges, contained in this Section 4 shall survive the expiration or other termination of this Agreement.

5. REPORTS

(a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

(b) Lessee will deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants within ninety
(90) days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed.

(c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

(d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor asks, Lessee will promptly notify Lessor in writing of the location of any Equipment.


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(e) If any Equipment is lost or damaged (where the estimated  repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

(f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

6. DELIVERY, USE AND OPERATION

(a) All Equipment shall be shipped directly from the Supplier to Lessee.

(b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies and Lessee shall not discontinue use of the Equipment.

(c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

(d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

7. MAINTENANCE

(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessor. The tags or labels shall be placed in a prominent position on each unit of Equipment.

(b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior consent of Lessor. All additions, parts, supplies, accessories, and equipment ("Additions") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

8. STIPULATED LOSS VALUE

If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("Casualty Occurrences") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of
(x) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (y) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon Payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

9. INSURANCE

(a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

(b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the


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Equipment,  liability for personal  injuries,  death or property damage.  Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

(c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessee's attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent
(10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

10. RETURN OF EQUIPMENT

(a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

(b) Until Lessee has fully complied with the requirements of Section 10(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

(c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

 (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

11. DEFAULT AND REMEDIES


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 (a) Lessor may in writing  declare  this  Agreement  in default  if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 9; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor of the Lessee's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern;
 (vi) any Equipment is illegally used; (vii) a petition is filed by or against Lessee or any Guarantor of Lessee's obligations to Lessor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; (viii) there is a default in or a revocation or anticipatory repudiation of any guarantor's obligations under any guaranty issued in connection with this Agreement; (ix) Lessee or any Guarantor shall be in default under any obligation equal to or in excess of $1,000,000.00 for borrowed money, for the deferred purchase price of property or any lease agreement and the applicable grace period with respect thereto shall have expired; (x) Lessee or any Guarantor shall have terminated
 its  existence,   consolidated   with,   merged  into  or  conveyed  or  leased
 substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease or guaranty thereof, as the case may be, and (y)
 Lessor  is  reasonably  satisfied  as  to  the  credit  worthiness,   financial
 condition, management and operations of such person; (xi) effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by The Smith & Wollensky Restaurant Group, Inc. ("SWRG") (unless Lessee shall have provided sixty (60) days' prior written notice to Lessor of the proposed disposition of stock and Lessor shall have consented thereto in writing); or (xii) as a result of or in connection with a material change in the ownership of SWRG's capital stock, SWRG's debt-to-worth ratio equals or exceeds twice SWRG's debt-to-worth ratio as of the date of this Lease (unless Lessor shall have given its prior written consent thereto). As used herein, "debt-to-worth ratio" shall mean the ratio of (x) total liabilities which, in accordance with generally accepted accounting principles ("GAAP") would be included in the liability side of a balance sheet, to (y) tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and
 underwriting  expenses,   organization  expense  and  other  intangibles,   all
 determined in accordance with GAAP. Any provision of this Agreement to the contrary notwithstanding, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

(b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 10(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment.
Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent date next preceding the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall immediately pay any deficiency in (1) and (2) above.

(c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.


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(d) Any default under the terms of this or any other  agreement  between  Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

12. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

13. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessee's claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessor's liability or any manufacturer's liability, strict liability, negligence or otherwise.

14. INDEMNIFICATION

(a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis and taking into account any tax benefit available to Lessor with respect to such indemnified amounts) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's gross negligence or willful misconduct ("Claims"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

(b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("Tax Benefits") in the hands of Lessor, and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

(c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (1) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or
(2) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (3) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "Loss"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction ("Net Economic Return"). If an adjustment has been made under
Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

(d) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following (1) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (2) the use, operation or performance of any Equipment or any risks relating to it; (3) any interruption of service, loss of business or anticipated profits or consequential damages; or (4) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

16. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule.

(a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

(d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

(e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

(f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

(g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

(h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes.

(j) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

REPRESENTATIONS AND WARRANTIES OF LESSOR: Lessor makes each of the following representations and warranties to Lessee on the date hereof and on the date of execution of each Schedule.

(a) Lessor has adequate power and capacity to enter into, and perform under, this Agreement and all related Documents.

(b) The Documents have been duly authorized, executed and delivered by Lessor and constitute valid, legal and binding agreements, enforceable against Lessor in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) The entry into and performance by Lessor of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessor or any provision of Lessor's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessor is a party.

(d) Lessor is validly existing and in good standing under the laws of the state of its incorporation.

17. EARLY TERMINATION

(a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("Termination Date"). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

(b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

(c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

(d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 10) and (ii) pay to Lessor all amounts required under Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18. PURCHASE OPTION

(a) Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days in advance. If Lessee is in default or if the Lease has already been terminated Lessee may not purchase the Equipment.

(b) "Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement. If the Equipment is installed it shall be valued on an installed basis. The costs of removal from current location shall not be a deduction from the value of the Equipment. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value. The independent appraiser's determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

(c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is told to Lessee.

19. MISCELLANEOUS

(a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) The Equipment shall remain Lessor's property unless Lessee purchases the Equipment from Lessor and until such time Lessee shall only have the right to use the Equipment as a lessee. Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any
Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

(c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee hereby ratifies its prior authorization for Lessor to file financing statements and amendments thereto describing the Equipment and containing any other information required by any applicable law (including without limitation the Uniform Commercial Code) if filed prior to the date hereof. Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

(e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

(f) Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

(h) Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

(i) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

 (j) Each party hereto agrees to keep confidential, the terms and provisions of the Documents and the transactions contemplated hereby and thereby (collectively, the "Transactions"). Notwithstanding the foregoing, the obligations of confidentiality contained herein, as they relate to the Transactions, shall not apply to the federal tax structure or federal tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transactions. The preceding sentence is intended to cause each Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transactions or any federal tax matter or federal tax idea related to the Transactions.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

 LESSOR:                                         LESSEE:
 General Electric Capital Corporation            Smith &Wollensky of Boston, LLC
                                                 By: The New York Restaurant
 By:_________________________________                Group, Inc.
 Name:_______________________________            Title: Managing Member
 Title:______________________________            By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

 LESSEE:                                         LESSEE:
 Houston S&W, L.P.                               Dallas S&W, L.P.
 By: Smith & Wollensky of Houston LLC            By: S & W of Dallas LLC
 Title: General Partner                          Title: General Partner
 By:_________________________________            By:____________________________
 Name:_______________________________            Name:__________________________
 Title: Managing Member                          Title: Managing Member

                               EQUIPMENT SCHEDULE
                               SCHEDULE NO. SBC-1
                         DATED THIS ____________________
                            TO MASTER LEASE AGREEMENT
                        DATED AS OF ____________________

Lessor & Mailing Address:                       Lessee & Mailing Address:
--------------------------------------------------------------------------------
AMERITECH CREDIT CORPORATION, DBA               SMITH & WOLLENSKY OF BOSTON, LLC
SBC CAPITAL SERVICES                            ARMORY CASTLE
2000 W. SBC CENTER DRIVE                        101 ARLINGTON STREET
HOFFMAN ESTATES, IL 60196                       BOSTON, MA 02116


This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").


      Number      Capitalized
      of Units    Lessor's Cost     Manufacturer     Serial Number     Model and Type of Equipment
--------------------------------------------------------------------------------------------------
      SEE ATTACHED ANNEX "A"
      Equipment immediately listed above is located at: 101 Arlington Street, Boston , County, MA 02116

B. Financial Terms
  1.   Advance Rent (if any): $ 12,660.98         5.   Basic Term Commencement Date : December ____, 2004

  2.   Capitalized Lessor's Cost: $ 661,391.75    6.   Lessee  Federal  Tax ID No.: 74-3114425

  3.   Basic Term (No. of Months): 60 Months.     7.   Last Delivery Date: November 24, 2004

  4.   Basic Term Lease Rate Factor: .01914294    8.   Daily  Lease  Rate  Factor:  .00063810


  9. First Termination Date: Thirty-seven (37) months after the Basic Term Commencement Date.

  10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on NA.

  11. Basic Term Rent. Commencing on December ___, 2004 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

  12. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on ____________________ (the "Renewal Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for the renewal period (as hereinafter defined), Lessee shall pay as rent the Fair Market Rental Value (as defined hereafter).

C. Tax Benefits Depreciation Deductions:

1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance., taking into account the 50% special depreciation allowance and basis adjustment under
       Section 168(k)(1) of the Code, whichever is applicable.

2.     Recovery Period: Five (5) Years.

3.     Basis: 100 % of the Capitalized Lessor's Cost.

D. Property Tax

      PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN MA.

      Lessor may notify Lessee (and Lessee  agrees to follow such  notification)
      regarding   any   changes  in   property   tax   reporting   and   payment
      responsibilities.

E. Article 2A Notice

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS TRIMARK UNITED EAST (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE
      CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F. Stipulated Loss and Termination Value Table*

                  TERM VAL/% OF      STIP LOSS/% OF     # OF BASE      TERM VAL/% OF       STIP LOSS/% OF
# OF BASE PMTS         COST               COST             PMTS             COST                COST
              1                 0         109.6543379            31                   0          70.96617786
              2                 0         108.5219487            32                   0          69.52775544
              3                 0         107.3798371            33                   0          68.07867411
              4                 0         106.2279741            34                   0          66.62187093
              5                 0         105.0637961            35                   0          65.15731193
              6                 0         103.8872738            36                   0          63.68199218
              7                 0         102.6983779            37          50.3343098           62.1988482
              8                 0         101.4970789            38          48.6293295           60.7078455
              9                 0         100.2858815            39          46.9134851          59.20597861
             10                 0         99.06222137            40          45.1867416          57.69321269
             11                 0         97.82606854            41          43.4520349          56.17248356
             12                 0         96.57992735            42          41.7093298          54.64375601
             13                 0         95.32123297            43          39.9585909          53.10699466
             14                 0         94.04995493            44          38.1997826          51.56216396
             15                 0         92.76859712            45          36.4298984          50.00625734
             16                 0         91.47712877            46          34.6518732           48.4422097
             17                 0         90.17642523            47          32.8656709          46.86998491
             18                 0         88.86645541            48          31.0682842          45.28657587
             19                 0         87.54718804            49          29.2626477          43.69491689
             20                 0         86.21859171            50          27.4487246          42.09497131
             21                 0         84.87972849            51          25.6235071          40.48373145
             22                 0         83.53147295            52          23.7869583          38.86116023
             23                 0         82.17379319            53          21.9534154          37.24159487
             24                 0          80.8057508            54          20.1188543          35.62101137
             25                 0         79.42821986            55          18.2748219          33.99095652

             26                 0         78.04116795            56          16.4212693          32.35138144
             27                 0         76.64365618            57          14.5581472          30.70223696
             28                 0         75.23565179            58          12.6854064           29.0434737
             29                 0         73.82009269            59          10.8029971          27.37504198
             30                 0          72.3969458            60          8.91086947           25.6968919


      *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G. Modifications and Additions for This Schedule Only

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

      b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

      The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      3. RENT ADJUSTMENT:

     (a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate
(expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

     (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code, the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessor shall upon request reduce such rent payments by a single sum. The reduction shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessor shall pay to Lessee the full amount of the rent reduction on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

     (c) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

      4. BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      5. ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.


      6. EQUIPMENT SPECIFIC PROVISIONS

    MAINTENANCE PROVISIONS: In addition to the provisions provided for in the MAINTENANCE Section of the Lease, Lessee shall, at its expense:

    (a) maintain the Equipment in a manner and frequency suggested by the manufacturer.

    (b) maintain the Equipment in an operable state and shall not discontinue operation of the Equipment throughout the Lease term.

    (c) maintain the Equipment to industry standards.

    (d) maintain the Equipment in a similar manner and fashion as if the Equipment were owned by the Lessee.

    (e) maintain the Equipment under a preventive maintenance program by qualified professionals who possess a working knowledge of the mechanical operation of the Equipment including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machine operate to its original manufacturer's specifications.

    (f) have the Equipment meet all local, state, and federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate any local, state or federal law including Food and Drug Administration and Environmental Protection Agency.

    (g) maintain a maintenance log on the Equipment showing all routine and non-routine maintenance and repairs. Said log shall list in summary form maintenance, repairs or modifications performed on the Equipment, the date any and all of such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours or the Lessee.

    INSPECTION: The REPORTS Section subsection (c) of the Lease is deleted and replaced with the following:

    (c)  Lessor  at its sole  discretion,  may from  time to time,  inspect  the
    Equipment at the Lessors sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment as required hereunder, the Lessor will, communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for a re-inspection by a Lessor appointed expert if corrective measures are required.

   RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

     (A) At least one hundred eighty (180) days, but not more than two hundred forty (240) days, prior to Lease termination, provide to Lessor written notification of intent to return all, but not less than all, of the equipment covered under this Lease schedule;

     (B) At least thirty (30) days, but not more than sixty (60) days,  prior to
         Lease   termination:

         (i) Ensure all Equipment has been properly maintained in accordance with the manufacturers' recommended maintenance procedures and is operating within manufacturers' specifications;

         (ii) Cause manufacturers' representatives or other qualified maintenance providers, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and provide a full inspection report to Lessor. The Equipment must be free of all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners, and locks will be in good working condition and include keys; all seat cushions shall be free of cuts, tears, rips, scratches, burns, stains or discoloration; there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves or seats; there shall be no missing screws, bolts, fasteners, etc. If during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy all items not in compliance and provide for a follow-up inspection to verify the Equipment meets these return provisions;

     (C)  Upon  Lease   termination,   Lessee  shall  have  the   manufacturers'
     representatives, or other persons acceptable to Lessor, de-install all Equipment, including all wire, cable, and mounting hardware and ensure:

         (i) All kitchen related equipment is clean and free of dirt, grease, rust, corrosion and must be in such condition so as to be immediately capable of being installed and used in a similar working environment.

         (ii) All fryers are drained of their cooking oil and properly cleaned;

         (iii) The Equipment shall be packed properly and in accordance to the manufacturers' recommendations;

        (iv) All necessary permits and labor are obtained to perform the required work;

     (D) At Lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's normal business operations, or (2) Lessee shall provide free, safe storage and insurance for the Equipment for a period not to exceed ninety (90) days from the Lease expiration at a location satisfactory and accessible to Lessor;

     (E) Lessee shall provide for the transportation of the Equipment in a manner consistent with the manufacturers' recommendations and practices to any location(s) within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such location(s). Lessee shall be responsible for ensuring all necessary permits and labor are obtained to deliver the Equipment to Lessor;

     (F) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

    7. LEASE TERM OPTIONS

Early Lease Term Options

The Lease is hereby amended by adding the following to the end thereof:

CANCELLATION OPTION:

     (a) So long as no default exists hereunder and expressly provided that all of the terms and conditions of this Provision are fulfilled, Lessee may cancel the Agreement as to all (but not less than all) of the Equipment on this Schedule as of the Cancellation Date set forth below (the "Cancellation Date") upon at least 90 days prior written notice (the "Notice Date") to Lessor (which notice shall be irrevocable and shall be sent to the attention of Lessor's Asset Management Organization, 2000 W. SBC Center Drive, Hoffman Estates, IL 60196). Such notice shall state the Cancellation Date which shall apply. If all of the terms and conditions of this Provision are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent.

     (b) Prior to the Cancellation Date, Lessee shall

         (i) pay to Lessor, as additional rent, (A) the Cancellation Value (set forth below for the Cancellation Date) for the Equipment, plus (B) all rent and all other sums due and unpaid as of the Cancellation Date (including, but not limited to, any Rent payment due and payable on the Cancellation Date and any sales taxes and property taxes); and

         (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to the Cancellation Date.

     (c) The Cancellation Date and the applicable Cancellation Value are as set forth below: January , 2008 $ 233,008.31

     (d) Lessee shall, from the applicable Notice Date through the Cancellation Date,

         (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

         (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Cancellation Date.

     (e) Lessee shall, from the Cancellation Date through the earlier of the date the Equipment is sold by Lessor to a third party or 30 days following the Cancellation Date, comply with the following terms and conditions:

         (i) Continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

         (ii) Make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

     (f) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in or any claim upon any of such proceeds.

The Lease is amended by adding the following thereto:

EARLY PURCHASE OPTION:

     (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 49 months from the Basic Term Commencement Date for a price equal to twenty-seven percent (27%) of the Capitalized Lessor's Cost (the "FMV Early Option Price"), plus all applicable sales taxes.

Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

     (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

    End of Basic Term Options

    At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

         (1) RENEWAL OPTION. (i) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at expiration of the Basic Term, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Lease for a term to be agreed upon by Lessee and Lessor (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the Renewal Term.

              (ii) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

              (iii) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

       (2) PURCHASE OPTION. Pursuant to the purchase option section of the lease, upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the then Fair Market Value of the Equipment (plus all applicable sales taxes).

    (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

    (a) Prior to the Basic Term Expiration Date, Lessee shall

    (i) pay to Lessor, as additional rent, three percent (3%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

    (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

    (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

    (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

    (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

    (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

    (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

    (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

    (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

    End of Secondary Term Options

    So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Renewal Period upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days written notice to Lessor prior to the end of the Renewal Period, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

    8. Exercise of early termination, early purchase option, cancellation option and end of term options

         Lessee hereby acknowledges and agrees that (i) Lessor is requiring that each of Lessee, Smith and Wollensky of Boston, LLC, a Delaware Limited Liability Company, Houston S&W, L.P., a Texas Limited Partnership and Houston S&W, L.P., a Texas Limited Partnership (collectively, the "S&W Lessees") be bound by the terms of this Section G.7. as set forth in this Schedule and in each such Schedule executed by an S&W Lessee that is designated as a Series SBC Schedule (the "S&W Schedules") and (ii) without the S&W Lessees agreeing to be bound by such Section G.7. Lessor would not enter into this Schedule or such other S&W Schedules. Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessee hereby agrees that Lessee shall exercise the same early Termination, Early Purchase Option, Cancellation Option or End of Term Option (collectively, the "Options") that is exercised by any of the other S&W Lessees under the S&W Schedules and in the event one of the other S&W Lessees exercises any of the Options under any of the other S&W Schedules Lessee shall automatically be deemed to exercise the same Option with respect to this Schedule. Neither Lessee nor the S&W Lessees may exercise a different Option under this Schedule or the S&W Schedules.

H. Payment Authorization

You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                                   Address                  Amount
------------------------------------------------------------------------------
The Smith & Wollensky Restaurant Group, Inc.   1114 1st Ave.         $661,391.75
Fleet Bank                                     New York, NY 10021
ABA#021000322
Account #9405777935

     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date and stated above, and copies of the Bill(s) of Lading or other documentation acceptable to Lessor which show the date delivery are attached hereto; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier, or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the lease; (ii) the representation and warranties made by the Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee is irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:
AMERITECH CAPITAL CORPORATION, DBA          SMITH & WOLLENSKY OF BOSTON, LLC
SBC CAPITAL SERVICES

By:______________________________           By:      THE SMITH & WOLLENSKY
                                                     RESTAURANT GROUP, INC.
Name:____________________________
                                                     Title: Managing Member
Title:_____________________________


                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________

                               EQUIPMENT SCHEDULE
                               SCHEDULE NO. SBC-2
                         DATED THIS ____________________
                            TO MASTER LEASE AGREEMENT
                        DATED AS OF ____________________

Lessor & Mailing Address:                              Lessee & Mailing Address:
--------------------------------------------------------------------------------
AMERITECH CREDIT CORPORATION, DBA                      HOUSTON S&W, L.P.
SBC CAPITAL SERVICES                                   4007 WESTHEIMER
2000 W. SBC CENTER DRIVE                               HOUSTON, TX 77027
HOFFMAN ESTATES, IL 60196

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").


      Number      Capitalized
      of Units    Lessor's Cost     Manufacturer     Serial Number     Model and Type of Equipment
--------------------------------------------------------------------------------------------------
      SEE ATTACHED ANNEX "A"
      Equipment immediately listed above is located at: 4007 Westheimer, Houston, Harris County, Texas 77027

B. Financial Terms
1.  Advance Rent (if any): $ 11,027.16          5.  Basic Term Commencement Date : December ____, 2004
2.  Capitalized Lessor's Cost: $ 576,043.03     6.  Lessee Federal Tax ID No.: 81-0591846
3.  Basic Term (No. of Months): 60 Months.      7.  Last Delivery Date: November 24, 2004
4.  Basic Term Lease Rate Factor: .01914294     8.  Daily Lease Rate Factor: .00063810


  9. First Termination Date: Thirty-seven (37) months after the Basic Term Commencement Date.

  10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on NA.

  11. Basic Term Rent. Commencing on December _____, 2004 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

  12. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on ____________________ (the "Renewal Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for the renewal period (as hereinafter defined), Lessee shall pay as rent the Fair Market Rental Value (as defined hereafter).

C. Tax Benefits Depreciation Deductions:

     1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance., taking into account the 50% special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code, whichever is applicable.

     2. Recovery Period: Five (5) Years.

     3. Basis: 100 % of the Capitalized Lessor's Cost.

D. Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN TEXAS: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

      Lessor may notify Lessee (and Lessee  agrees to follow such  notification)
      regarding   any   changes  in   property   tax   reporting   and   payment
      responsibilities.

E. Article 2A Notice

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS N. Wasserstrom and Sons, Inc. (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS
      PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F. Stipulated Loss and Termination Value Table*

                  TERM VAL/% OF      STIP LOSS/% OF     # OF BASE                           STIP LOSS/% OF
# OF BASE PMTS         COST               COST             PMTS      TERM VAL/% OF COST          COST
              1                 0         109.6543394            31                    0         70.96619108
              2                 0         108.5219511            32                    0         69.52776861
              3                 0         107.3798402            33                    0          68.0786872
              4                 0          106.227978            34                    0         66.62188392
              5                 0         105.0638008            35                    0          65.1573248
              6                 0         103.8872792            36                    0         63.68200489
              7                 0          102.698384            37          50.33432232         62.19886072
              8                 0         101.4970856            38          48.62934185         60.70785781
              9                 0         100.2858889            39          46.91349715         59.20599068
             10                 0         99.06222932            40          45.18675339         57.69322448
             11                 0         97.82607703            41          43.45204638         56.17249504
             12                 0         96.57993636            42          41.70934094         54.64376716
             13                 0         95.32124247            43          39.95860167         53.10700547
             14                 0         94.04996487            44          38.19979303         51.56217439
             15                 0         92.76860748            45          36.42990843         50.00626736
             16                 0         91.47713951            46          34.65188278         48.44221928
             17                 0         90.17643633            47          32.86567996         46.86999403
             18                 0         88.86646685            48          31.06829285         45.28658448
             19                 0         87.54719979            49          29.26265578         43.69492498
             20                 0         86.21860373            50          27.44873208         42.09497885
             21                 0         84.87974076            51          25.62351405         40.48373838
             22                 0         83.53148545            52          23.78696464         38.86116654


             23                 0         82.17380589            53          21.95342131         37.24160077
             24                 0         80.80576366            54          20.11885961         35.62101665
             25                 0         79.42823285            55          18.27482655         33.99096115
             26                 0         78.04118105            56          16.42127321         32.35138538
             27                 0         76.64366935            57          14.55815046         30.70224019
             28                 0         75.23566501            58          12.68540887         29.04347617
             29                 0         73.82010593            59          10.80299881         27.37504367
             30                 0         72.39695904            60           8.91087034         25.69689278

      *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G. Modifications and Additions for This Schedule Only

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

      b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefore, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

      The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      3. RENT ADJUSTMENT:

(a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code, the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessor shall upon request reduce such rent payments by a single sum. The reduction shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessor shall pay to Lessee the full amount of the rent reduction on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(c) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

      4. BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      5. ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      6. EQUIPMENT SPECIFIC PROVISIONS

    MAINTENANCE PROVISIONS: In addition to the provisions provided for in the MAINTENANCE Section of the Lease, Lessee shall, at its expense:

    (a) maintain the Equipment in a manner and frequency suggested by the manufacturer.

    (b) maintain the Equipment in an operable state and shall not discontinue operation of the Equipment throughout the Lease term.

    (c) maintain the Equipment to industry standards.

    (d) maintain the Equipment in a similar manner and fashion as if the Equipment were owned by the Lessee.

    (e) maintain the Equipment under a preventive maintenance program by qualified professionals who possess a working knowledge of the mechanical operation of the Equipment including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machine operate to its original manufacturer's specifications.

    (f) have the Equipment meet all local, state, and federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate any local, state or federal law including Food and Drug Administration and Environmental Protection Agency.

    (g) maintain a maintenance log on the Equipment showing all routine and non-routine maintenance and repairs. Said log shall list in summary form maintenance, repairs or modifications performed on the Equipment, the date any and all of such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours or the Lessee.

    INSPECTION: The REPORTS Section subsection (c) of the Lease is deleted and replaced with the following:

    (c)  Lessor  at its sole  discretion,  may from  time to time,  inspect  the
    Equipment at the Lessors sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment as required hereunder, the Lessor will, communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for a re-inspection by a Lessor appointed expert if corrective measures are required.

     RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

     (A) At least one hundred eighty (180) days, but not more than two hundred forty (240) days, prior to Lease termination, provide to Lessor written notification of intent to return all, but not less than all, of the equipment covered under this Lease schedule;

     (B) At least thirty (30) days, but not more than sixty (60) days, prior to Lease termination:

     (i) Ensure all Equipment has been properly maintained in accordance with the manufacturers' recommended maintenance procedures and is operating within manufacturers' specifications;

     (ii) Cause manufacturers' representatives or other qualified maintenance providers, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and provide a full inspection report to Lessor. The Equipment must be free of all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners, and locks will be in good working condition and include keys; all seat cushions shall be free of cuts, tears, rips, scratches, burns, stains or discoloration; there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves or seats; there shall be no missing screws, bolts, fasteners, etc. If during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy all items not in compliance and provide for a follow-up inspection to verify the Equipment meets these return provisions;

     (C)  Upon  Lease   termination,   Lessee  shall  have  the   manufacturers'
     representatives, or other persons acceptable to Lessor, de-install all Equipment, including all wire, cable, and mounting hardware and ensure:

          (i) All kitchen related equipment is clean and free of dirt, grease, rust, corrosion and must be in such condition so as to be immediately capable of being installed and used in a similar working environment.

          (ii) All fryers are drained of their cooking oil and properly cleaned;

          (iii) The Equipment shall be packed properly and in accordance to the manufacturers' recommendations;

          (iv) All necessary permits and labor are obtained to perform the required work;

     (D) At Lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's normal business operations, or (2) Lessee shall provide free, safe storage and insurance for the Equipment for a period not to exceed ninety (90) days from the Lease expiration at a location satisfactory and accessible to Lessor;

     (E) Lessee shall provide for the transportation of the Equipment in a manner consistent with the manufacturers' recommendations and practices to any location(s) within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such location(s). Lessee shall be responsible for ensuring all necessary permits and labor are obtained to deliver the Equipment to Lessor;

     (F) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

    7. LEASE TERM OPTIONS

Early Lease Term Options

The Lease is hereby amended by adding the following to the end thereof:

CANCELLATION OPTION:

     (a) So long as no default exists hereunder and expressly provided that all of the terms and conditions of this Provision are fulfilled, Lessee may cancel the Agreement as to all (but not less than all) of the Equipment on this Schedule as of the Cancellation Date set forth below (the "Cancellation Date") upon at least 90 days prior written notice (the "Notice Date") to Lessor (which notice shall be irrevocable and shall be sent to the attention of Lessor's Asset Management Organization, 2000 W. SBC Center Drive Hoffman Estates, IL 60196). Such notice shall state the Cancellation Date which shall apply. If all of the terms and conditions of this Provision are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent.

     (b) Prior to the Cancellation Date, Lessee shall

         (i) pay to Lessor, as additional rent, (A) the Cancellation Value (set forth below for the Cancellation Date) for the Equipment, plus (B) all rent and all other sums due and unpaid as of the Cancellation Date (including, but not limited to, any Rent payment due and payable on the Cancellation Date and any sales taxes and property taxes); and

         (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to the Cancellation Date.

     (c) The Cancellation Date and the applicable Cancellation Value are as set forth below: January _____, 2008_______________ $ 202,939.96

     (d) Lessee shall, from the applicable Notice Date through the Cancellation Date,

         (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

         (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Cancellation Date.

     (e) Lessee shall, from the Cancellation Date through the earlier of the date the Equipment is sold by Lessor to a third party or 30 days following the Cancellation Date, comply with the following terms and conditions:

         (i) Continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

         (ii) Make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

     (f) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in or any claim upon any of such proceeds.

     The Lease is amended by adding the following thereto:

     EARLY PURCHASE OPTION:

     (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 49 months from the Basic Term Commencement Date for a price equal to twenty-seven percent (27%) of the Capitalized Lessor's Cost (the "FMV Early Option Price"), plus all applicable sales taxes.

Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

     (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

    End of Basic Term Options

    At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

       (1) RENEWAL OPTION. (i) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at expiration of the Basic Term, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Lease for a term to be agreed upon by Lessee and Lessor (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the Renewal Term.

           (ii) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease
       (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

           (iii) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

       (2) PURCHASE OPTION. Pursuant to the purchase option section of the lease, upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the then Fair Market Value of the Equipment (plus all applicable sales taxes).

    (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

    (a) Prior to the Basic Term Expiration Date, Lessee shall

    (i) pay to Lessor, as additional rent, three percent (3%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

    (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

    (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

    (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

    (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

    (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

    (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

    (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

    (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

    End of Secondary Term Options

         So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Renewal Period upon at least one hundred eighty (180) days but not more than two hundred seventy
    (270) days written notice to Lessor prior to the end of the Renewal Period, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

    8. Exercise of early termination, early purchase option, cancellation option and end of term options

         Lessee hereby acknowledges and agrees that (i) Lessor is requiring that each of Lessee, Smith and Wollensky of Boston, LLC, a Delaware Limited Liability Company, Houston S&W, L.P., a Texas Limited Partnership and Houston S&W, L.P., a Texas Limited Partnership (collectively, the "S&W Lessees") be bound by the terms of this Section G.7. as set forth in this Schedule and in each such Schedule executed by an S&W Lessee that is designated as a Series SBC Schedule (the "S&W Schedules") and (ii) without the S&W Lessees agreeing to be bound by such Section G.7. Lessor would not enter into this Schedule or such other S&W Schedules. Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessee hereby agrees that Lessee shall exercise the same early Termination, Early Purchase Option, Cancellation Option or End of Term Option (collectively, the "Options") that is exercised by any of the other S&W Lessees under the S&W Schedules and in the event one of the other S&W Lessees exercises any of the Options under any of the other S&W Schedules Lessee shall automatically be deemed to exercise the same Option with respect to this Schedule. Neither Lessee nor the S&W Lessees may exercise a different Option under this Schedule or the S&W Schedules.

H. Payment Authorization

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                                    Address              Amount
---------------------------------------------------------------------------
The Smith & Wollensky Restaurant Group, Inc.    1114 1st Ave.        $576,043.03
                                                New York, NY 10021

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date and stated above, and copies of the Bill(s) of Lading or other documentation acceptable to Lessor which show the date delivery are attached hereto; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier, or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the lease; (ii) the representation and warranties made by the Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee is irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:
AMERITECH CAPITAL CORPORATION, DBA          Houston S&W, L.P.
SBC CAPITAL SERVICES
By:_____________________________            By: Smith & Wollensky of Houston LLC
Name: __________________________            Title: General Partner
Title: _________________________            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                               EQUIPMENT SCHEDULE
                               SCHEDULE NO. SBC-3
                         DATED THIS ____________________
                            TO MASTER LEASE AGREEMENT
                        DATED AS OF ____________________

Lessor & Mailing Address:                              Lessee & Mailing Address:
--------------------------------------------------------------------------------
AMERITECH CREDIT CORPORATION, DBA                      DALLAS S & W, L.P.
SBC CAPITAL SERVICES                                   18438 N. DALLAS PARKWAY
2000 W. SBC CENTER DRIVE                               DALLAS, TX 75287
HOFFMAN ESTATES, IL 60196

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").


      Number      Capitalized
      of Units    Lessor's Cost     Manufacturer Serial Number                  Model and Type of Equipment
      ------------------------------------------------------------------------------------------------------

      SEE ATTACHED ANNEX "A"
      Equipment immediately listed above is located at: 18438 N. Dallas Parkway, Dallas, Collin County, TX 75287

B. Financial Terms

1.  Advance Rent (if any): $ 5,026.27            5.  Basic Term Commencement Date : December ____, 2004
2.  Capitalized Lessor's Cost: $ 262,565.22      6.  Lessee Federal Tax ID No.: 75-3086522
3.  Basic Term (No. of Months): 60 Months.       7.  Last Delivery Date: November 24, 2004
4.  Basic Term Lease Rate Factor: .0194292       8.  Daily Lease Rate Factor: .00063810


  9. First Termination Date: Thirty-seven (37) months after the Basic Term Commencement Date.

  10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on NA.

  11. Basic Term Rent. Commencing on December ____, 2004 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

  12. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on ____________________ (the "Renewal Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for the renewal period (as hereinafter defined), Lessee shall pay as rent the Fair Market Rental Value (as defined hereafter).

C. Tax Benefits Depreciation Deductions:

1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance., taking into account the 50% special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code, whichever is applicable.

2.   Recovery Period: Five (5) Years.

3.   Basis: 100 % of the Capitalized Lessor's Cost.

D. Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN TEXAS: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

      Lessor may notify Lessee (and Lessee  agrees to follow such  notification)
      regarding   any   changes  in   property   tax   reporting   and   payment
      responsibilities.

E. Article 2A Notice

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS N. Wasserstrom and Sons, Inc. (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS
      PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F. Stipulated Loss and Termination Value Table*

                  TERM VAL/% OF      STIP LOSS/% OF      # OF BASE      TERM VAL/% OF       STIP LOSS/% OF
# OF BASE PMTS         COST               COST             PMTS              COST                COST
              1                 0         109.6543384             31                   0          70.9661823
              2                 0         108.5219495             32                   0          69.5277598
              3                 0         107.3798381             33                   0          68.0786785
              4                 0         106.2279754             34                   0          66.6218753
              5                 0         105.0637976             35                   0          65.1573162
              6                 0         103.8872756             36                   0          63.6819964
              7                 0           102.69838             37           50.334314          62.1988524
              8                 0         101.4970811             38          48.6293337          60.7078496
              9                 0         100.2858839             39          46.9134891          59.2059826
             10                 0         99.06222402             40          45.1867455          57.6932166
             11                 0         97.82607137             41          43.4520387          56.1724874
             12                 0         96.57993036             42          41.7093335          54.6437597
             13                 0         95.32123614             43          39.9585945          53.1069983
             14                 0         94.04995825             44          38.1997861          51.5621674
             15                 0         92.76860058             45          36.4299018          50.0062607
             16                 0         91.47713235             46          34.6518764          48.4422129
             17                 0         90.17642893             47          32.8656739           46.869988
             18                 0         88.86645923             48          31.0682871          45.2865787
             19                 0         87.54719196             49          29.2626504          43.6949196
             20                 0         86.21859572             50          27.4487271          42.0949738






             21                 0         84.87973258             51          25.6235094          40.4837338
             22                 0         83.53147712             52          23.7869604          38.8611623
             23                 0         82.17379743             53          21.9534174          37.2415968
             24                 0         80.80575509             54          20.1188561          35.6210131
             25                 0          79.4282242             55          18.2748235          33.9909581
             26                 0         78.04117232             56          16.4212706          32.3513828
             27                 0         76.64366057             57          14.5581483           30.702238
             28                 0          75.2356562             58          12.6854072          29.0434745
             29                 0         73.82009711             59          10.8029977          27.3750426
             30                 0         72.39695022             60          8.91086976          25.6968922

      *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G. Modifications and Additions for This Schedule Only

For purposes of this Schedule only, the Agreement is amended as follows:

      1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead: b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead: The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      3. RENT ADJUSTMENT:

(a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code, the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessor shall upon request reduce such rent payments by a single sum. The reduction shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessor shall pay to Lessee the full amount of the rent reduction on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(c) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

      4. BILL OF SALE

         Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

         Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

         Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      5. ACCEPTANCE

         Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

         Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      6. EQUIPMENT SPECIFIC PROVISIONS

         MAINTENANCE PROVISIONS: In addition to the provisions provided for in the MAINTENANCE Section of the Lease, Lessee shall, at its expense:

    (a) maintain the Equipment in a manner and frequency suggested by the manufacturer.

    (b) maintain the Equipment in an operable state and shall not discontinue operation of the Equipment throughout the Lease term.

    (c) maintain the Equipment to industry standards.

    (d) maintain the Equipment in a similar manner and fashion as if the Equipment were owned by the Lessee.

    (e) maintain the Equipment under a preventive maintenance program by qualified professionals who possess a working knowledge of the mechanical operation of the Equipment including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machine operate to its original manufacturer's specifications.

    (f) have the Equipment meet all local, state, and federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate any local, state or federal law including Food and Drug Administration and Environmental Protection Agency.

    (g) maintain a maintenance log on the Equipment showing all routine and non-routine maintenance and repairs. Said log shall list in summary form maintenance, repairs or modifications performed on the Equipment, the date any and all of such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours or the Lessee.

    INSPECTION: The REPORTS Section subsection (c) of the Lease is deleted and replaced with the following:

    (c)  Lessor  at its sole  discretion,  may from  time to time,  inspect  the
    Equipment at the Lessors sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment as required hereunder, the Lessor will, communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for a re-inspection by a Lessor appointed expert if corrective measures are required.

   RETURN PROVISIONS : In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

     (A) At least one hundred eighty (180) days, but not more than two hundred forty (240) days, prior to Lease termination, provide to Lessor written notification of intent to return all, but not less than all, of the equipment covered under this Lease schedule;

     (B) At least thirty (30) days, but not more than sixty (60) days, prior to Lease termination: (i) Ensure all Equipment has been properly maintained in accordance with the manufacturers' recommended maintenance procedures and is operating within manufacturers' specifications; (ii) Cause manufacturers' representatives or other qualified maintenance providers, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and provide a full inspection report to Lessor. The Equipment must be free of all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners, and locks will be in good working condition and include keys; all seat cushions shall be free of cuts, tears, rips, scratches, burns, stains or discoloration; there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves or seats; there shall be no missing screws, bolts, fasteners, etc. If during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy all items not in compliance and provide for a follow-up inspection to verify the Equipment meets these return provisions;

     (C)  Upon  Lease   termination,   Lessee  shall  have  the   manufacturers'
     representatives, or other persons acceptable to Lessor, de-install all Equipment, including all wire, cable, and mounting hardware and ensure:

          (i) All kitchen related equipment is clean and free of dirt, grease, rust, corrosion and must be in such condition so as to be immediately capable of being installed and used in a similar working environment.

          (ii) All fryers are drained of their cooking oil and properly cleaned;

          (iii) The Equipment shall be packed properly and in accordance to the manufacturers' recommendations;

          (iv) All necessary permits and labor are obtained to perform the required work;

     (D) At Lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's normal business operations, or (2) Lessee shall provide free, safe storage and insurance for the Equipment for a period not to exceed ninety (90) days from the Lease expiration at a location satisfactory and accessible to Lessor;

     (E) Lessee shall provide for the transportation of the Equipment in a manner consistent with the manufacturers' recommendations and practices to any location(s) within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such location(s). Lessee shall be responsible for ensuring all necessary permits and labor are obtained to deliver the Equipment to Lessor;

     (F) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

    7. LEASE TERM OPTIONS

Early Lease Term Options

The Lease is hereby amended by adding the following to the end thereof:

CANCELLATION OPTION:

     (a) So long as no default exists hereunder and expressly provided that all of the terms and conditions of this Provision are fulfilled, Lessee may cancel the Agreement as to all (but not less than all) of the Equipment on this Schedule as of the Cancellation Date set forth below (the "Cancellation Date") upon at least 90 days prior written notice (the "Notice Date") to Lessor (which notice shall be irrevocable and shall be sent to the attention of Lessor's Asset Management Organization, 2000 W. SBC Center Drive Hoffman Estates, IL 60196). Such notice shall state the Cancellation Date which shall apply. If all of the terms and conditions of this Provision are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent.

     (b) Prior to the Cancellation Date, Lessee shall

         (i) pay to Lessor, as additional rent, (A) the Cancellation Value (set forth below for the Cancellation Date) for the Equipment, plus (B) all rent and all other sums due and unpaid as of the Cancellation Date (including, but not limited to, any Rent payment due and payable on the Cancellation Date and any sales taxes and property taxes); and

         (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to the Cancellation Date.

     (c) The Cancellation Date and the applicable Cancellation Value are as set forth below: January , 2008 $ 92,501.73

     (d) Lessee shall, from the applicable Notice Date through the Cancellation Date,

         (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

         (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Cancellation Date.

     (e) Lessee shall, from the Cancellation Date through the earlier of the date the Equipment is sold by Lessor to a third party or 30 days following the Cancellation Date, comply with the following terms and conditions:

         (i) Continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

         (ii) Make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

     (f) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in or any claim upon any of such proceeds.

The Lease is amended by adding the following thereto:

EARLY PURCHASE OPTION:

     (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 49 months from the Basic Term Commencement Date for a price equal to twenty-seven percent (27%) of the Capitalized Lessor's Cost (the "FMV Early Option Price"), plus all applicable sales taxes.

Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

     (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

    End of Basic Term Options

         At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

       (1) RENEWAL OPTION. (i) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at expiration of the Basic Term, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Lease for a term to be agreed upon by Lessee and Lessor (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the Renewal Term.

              (ii) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

              (iii) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

       (2) PURCHASE OPTION. Pursuant to the purchase option section of the lease, upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the then Fair Market Value of the Equipment (plus all applicable sales taxes).

    (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

    (a) Prior to the Basic Term Expiration Date, Lessee shall

    (i) pay to Lessor, as additional rent, three percent (3%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

    (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

    (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

    (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

    (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

    (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

    (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

    (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

    (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

    End of Secondary Term Options

    So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Renewal Period upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days written notice to Lessor prior to the end of the Renewal Period, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

    8. Exercise of early termination, early purchase option, cancellation option and end of term options

         Lessee hereby acknowledges and agrees that (i) Lessor is requiring that each of Lessee, Smith and Wollensky of Boston, LLC, a Delaware Limited Liability Company, Houston S&W, L.P., a Texas Limited Partnership and Houston S&W, L.P., a Texas Limited Partnership (collectively, the "S&W Lessees") be bound by the terms of this Section G.7. as set forth in this Schedule and in each such Schedule executed by an S&W Lessee that is designated as a Series SBC Schedule (the "S&W Schedules") and (ii) without the S&W Lessees agreeing to be bound by such Section G.7. Lessor would not enter into this Schedule or such other S&W Schedules. Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessee hereby agrees that Lessee shall exercise the same early Termination, Early Purchase Option, Cancellation Option or End of Term Option (collectively, the "Options") that is exercised by any of the other S&W Lessees under the S&W Schedules and in the event one of the other S&W Lessees exercises any of the Options under any of the other S&W Schedules Lessee shall automatically be deemed to exercise the same Option with respect to this Schedule. Neither Lessee nor the S&W Lessees may exercise a different Option under this Schedule or the S&W Schedules.

H. Payment Authorization

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                                   Address               Amount
---------------------------------------------------------------------------
The Smith & Wollensky Restaurant Group, Inc.   1114 1st Ave.         $262,565.22
                                               New York, NY 10021

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date and stated above, and copies of the Bill(s) of Lading or other documentation acceptable to Lessor which show the date delivery are attached hereto; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier, or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the lease; (ii) the representation and warranties made by the Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee is irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                              LESSEE:
AMERITECH CAPITAL CORPORATION, DBA                   DALLAS  S&W, L.P.
SBC CAPITAL SERVICES
By:__________________________________                By: S & W OF Dallas LLC
Name: _______________________________                Title: General Partner
Title: ________________________________              By:________________________
                                                     Name:______________________
                                                     Title:_____________________